Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To The Members and Board of Directors of Shurepower, LLC.

We consent to the inclusion in the Form S-1 Registration Statement of Shurepower, LLC of our report dated March 13, 2023, of the Balance sheet, and the related statements of operations, and cashflows for the year ended December 31, 2021, and to all other references to our firm in the Form S-1 Registration Statement of Shorepower Technologies, Inc.

/S/ Olayinka Oyebola

OLAYINKA OYEBOLA & CO

Chartered Accountant

PCAOB No:5968

Lagos, Nigeria

April 4, 2024